EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Third Quarter 2026 Earnings of $0.56 Per Share;
Board Approves 14% Increase in Quarterly Dividend to $0.12 per Share
EAU CLAIRE, WI, October 26, 2026 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of CCFBank N.A. (the “Bank” or “CCFBank”), today reported earnings of $5.4 million and earnings per diluted share of $0.56 for the third quarter ended September 30, 2026, compared to $1.1 million and earnings per diluted share of $0.11 for the second quarter ended June 30, 2026, and $3.7 million and $0.37 earnings per diluted share for the quarter ended September 30, 2025, respectively. For the nine months ended September 30, 2026, the Company reported earnings of $10.3 million and earnings per diluted share of $1.06 compared to the prior year period of $10.1 million and earnings per diluted share of $1.02.
Third quarter 2026 operating results reflected the following changes from the second quarter of 2026: (1) an increase in net interest income of $1.0 million largely due to a higher net interest margin of 15 basis points due to the impact of new loan originations and loans repricing; (2) a decrease in provision for credit losses of $4.2 million from $4.3 million the prior quarter; and (3) slightly higher non-interest income of $0.3 million largely due to higher loan servicing income and higher gains on equity securities.
Book value per share increased to $19.91 on September 30, 2026, compared to $19.83 at June 30, 2026, and increased from $18.95 at September 30, 2025. Tangible book value per share (non-GAAP)1 was $16.62 at September 30, 2026, compared to $16.55 at June 30, 2026, and $15.71 at September 30, 2025. For the third quarter of 2026, the increase in tangible book value was due to quarterly net income, partially offset by both the impact of higher unrealized losses on the available-for-sale investment portfolio, and the quarterly dividend payment. Stockholders’ equity as a percentage of total assets was 10.62% at September 30, 2026, compared to 10.55% at June 30, 2026. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 9.02% at September 30, 2026, compared to 8.96% at June 30, 2026.
“The strong quarter reflected continued execution of our strategic plan with lower provision expense and the net interest margin and margin dollar increase being the highlight. We also saw loan originations outpace a modest pickup in loan payoffs, ten percent higher non-interest income from the linked quarter and non-interest expenses were controlled other than higher variable performance-based compensation expense which accounted for the uptick from last quarter. Efforts to work through asset quality issues continued in the quarter. Net charge offs were $5 thousand and criticized loans increased at a slower rate from last quarter to $61.2 million. The number of relationships risk rated special mention or substandard is concentrated in ten relationships, which make up 70% of the above two risk ratings dollars. We believe these problem loan relationships represent individual company/management issues rather than a concentration or industry weakness.
Executive management has directed workout strategies for criticized loan relationships and led portfolio reviews during the quarter of select loan segments to enhance resolution efforts and align resources. We continue to monitor performance as updated borrower financial information is received.
Growth in capital through earnings absorbed unrealized losses in our securities portfolio and nudged our tangible capital ratio to 9.02%. Seventy thousand shares were repurchased in the quarter under the authorization announced in early September. On October 22, 2026, the board authorized an increase of the quarterly dividend by 14% to $0.12 per share. The board and management continue to work with our investment bankers on strategic opportunities in the best interest of our shareholders,” said Stephen Bianchi, Chairman, President, and CEO.

September 30, 2026, Highlights:
•Quarterly earnings were $5.4 million, or $0.56 per diluted share for the quarter ending September 30, 2026, an increase compared to earnings of $1.1 million, or $0.11 per diluted share for the quarter ended June 30, 2026, and an increase from $3.7 million, or $0.37 per diluted share for the quarter ended September 30, 2025.
•For the nine months ended September 30, 2026, earnings were $10.3 million or $1.06 per diluted share compared to $10.1 million or $1.02 per diluted share for the nine-month period one year earlier. The increase in earnings for the nine-month period primarily related to a $2.9 million increase in net interest income, higher non-interest income of $0.1 million, lower non-interest expenses of $0.4 million, lower income taxes of $0.2 million, partially offset by a $3.5 million increase in the provision for credit losses.
•Pre-provision net revenue (“PPNR”) increased 21.1% during the quarter ended September 30, 2026, to $6.74 million from $5.56 million for the quarter ended June 30, 2026, and increased 29.9% from $5.19 million for the third quarter of 2025.
•PPNR for the nine months ended September 30, 2026, increased 23.6% to $17.7 million from $14.3 million for the nine months ended September 30, 2025, largely due to increases in net interest income.
•Net interest income increased $1.0 million to $14.5 million for the quarter ended September 30, 2026, from $13.5 million for the quarter ended June 30, 2026, and increased from $13.2 million for the quarter ended September 30, 2025. The increase in net interest income from the second quarter of 2026 was primarily due to a 15 basis point increase in net interest margin, primarily due to a 17 basis point increase in loan yields from the prior quarter due to the impact of loans repricing and new loan production. In addition, the impact of a larger average balance of net interest earning assets increased net interest income by $0.2 million and the impact of one more day in the quarter added $0.1 million.
•The provision for credit losses was $0.13 million for the quarter ended September 30, 2026, compared to a provision for credit losses of $4.33 million for the second quarter of 2026. Factors affecting the third quarter provision for credit losses relative to the second quarter included lower specific reserves and charge-offs on nonaccrual loans, lower required ACL provisions based on changes in loan characteristics, offset by the impact of new loan growth.
•Non-interest income increased by $0.3 million in the third quarter ended September 30, 2026, to $2.9 million from $2.6 million in the prior quarter and decreased $0.1 million from $3.0 million in the third quarter of 2025. The increase in the third quarter of 2026 from the second quarter of 2026 was primarily due to higher gains on equity securities and higher loan servicing income. The decrease in the third quarter of 2026 from the third quarter of 2025 was primarily due to lower gains on the sale of loans, partially offset by higher gains on equity securities, net.
•Non-interest expense increased $0.1 million to $10.6 million from $10.5 million for the previous quarter and decreased $0.4 million from $11.1 million for the third quarter of 2025. The increase in non-interest expense compared to the linked quarter was driven primarily by higher compensation costs, as third quarter incentive accruals reflected higher performance. Additionally, a one-time $0.1 million increase in data processing expense was more than offset by the decrease in other expenses, primarily related to a decrease in expenses related to credit quality. Non-interest expense in the third quarter of 2026 decreased $0.4 million from the third quarter of 2025, primarily due to data processing expenses. Amortization of intangible assets will decline in the fourth quarter as the remaining intangible will be fully amortized during the fourth quarter.
•The effective tax rate was 18.2% for the quarter ended September 30, 2026, compared to 10.9% for the quarter ended June 30, 2026, and 18.8% for the quarter ended September 30, 2025. The increase in the effective tax rate in the third quarter of 2026 from the second quarter of 2026 was due to the effective tax rate normalizing to historical levels after the extremely low effective rate in the second quarter of 2026 primarily due to the impact of lower net income in the second quarter.

•Loans receivable increased $5.9 million during the third quarter ended September 30, 2026, to $1.389 billion compared to the prior quarter end. The increase in loans reflected new commercial real estate and multi-family loan originations partially offset by reductions in C&I, agricultural and residential loans.
•Nonperforming assets decreased modestly by $0.2 million to $32.2 million at September 30, 2026, compared to $32.4 million at June 30, 2026. The non-guaranteed portion of the loans originated with partial government guarantees decreased $0.3 million to $0.9 million at September 30, 2026. There are specific reserves of approximately 25% on the non-guaranteed government loans.
•Special mention loans decreased $6.2 million to $13.7 million at September 30, 2026, from June 30, 2026, largely due to the migration of two loan relationships to substandard.
•Substandard loans increased $12.4 million to $47.6 million at September 30, 2026, from June 30, 2026, primarily due to the migration of two loan relationships from special mention and the addition of two other loans. One of the additional loans is a multi-family project experiencing cash flow reductions and the other is an office loan that is currently listed for sale. Established reserve levels for all substandard loans are believed to be adequate.
•Total deposits decreased $17.7 million during the quarter ended September 30, 2026, to $1.537 billion, and increased $56.1 million from the quarter ended September 30, 2025. The decrease in the third quarter of 2026 from the second quarter of 2026 was largely due to seasonal decreases in public deposits of $30.5 million partially offset by seasonal increases of $16.0 million in commercial deposits.
•The efficiency ratio was 61% for the quarter ended September 30, 2026, compared to 65% for the quarter ended June 30, 2026, and 67% for the quarter ended September 30, 2025. The decrease in the efficiency ratio was primarily related to the growth in net interest income.
•On October 22, 2026, the Board of Directors approved an increase in the quarterly dividend to $0.12 per share or a 14% increase. The dividend will be payable on November 20, 2026, to shareholders of record on November 6, 2026.
•On September 2, 2026, the Board of Directors approved a new 5% stock authorization or 482,500 shares. In the third quarter the Company repurchased 70,000 shares resulting in 412,500 shares remaining in the authorization.
Balance Sheet and Asset Quality
Total assets decreased by $18.7 million during the quarter to $1.796 billion at September 30, 2026.
Cash and cash equivalents decreased $26.3 million due to funding net new loan originations and seasonal reductions in public deposits.
The on-balance sheet liquidity ratio, which is defined as the fair market value of available-for-sale (“AFS”) and held-to-maturity (“HTM”) securities that are not pledged and cash on deposit with other financial institutions, was 13.1% of total assets at September 30, 2026, compared to 14.3% of total assets at June 30, 2026. On-balance sheet liquidity, collateralized new borrowing capacity, and uncommitted federal funds borrowing availability was $772 million, or 279% of uninsured and uncollateralized deposits at September 30, 2026, and $781 million, or 246% at June 30, 2026.
AFS securities increased $2.2 million during the quarter ended September 30, 2026, to $130.6 million from $128.4 million at June 30, 2026. The increase was largely related to the purchase of $10 million of two-year US Treasury notes and corporate debt securities of $3.0 million, offset by principal repayments and maturities of $3.3 million, corporate debt security redemptions of $4.1 million and a decrease in the market value of $3.4 million. HTM securities decreased $1.3 million to $76.1 million during the quarter ended September 30, 2026, from $77.4 million at June 30, 2026, due to principal repayments.
Loans receivable increased $5.9 million during the third quarter ended September 30, 2026, to $1.389 billion compared to the prior quarter end as loan growth was realized in commercial real estate and multi-family loans.

The office loan portfolio consisted of sixty-eight loans totaling $40 million at September 30, 2026, compared to seventy loans totaling $36 million at June 30, 2026. Criticized loans in the office loan portfolio for the quarter ended September 30, 2026, totaled $4.6 million, compared to $0.3 million at June 30, 2026, and there have been no charge-offs in office loans in the trailing twelve months. The Company has no non-depository financial institution loans as the one bank holding company loan for $5 million at June 30, 2026, paid off in the third quarter.
The allowance for credit losses on loans increased by $0.2 million to $26.1 million at September 30, 2026, representing 84% of total nonperforming loans and 1.88% of total loans compared to 1.87% of total loans receivable at June 30, 2026. The provision for credit losses was $0.13 million for the quarter ended September 30, 2026, compared to a provision for credit losses of $4.33 million for the quarter ended June 30, 2026, and a provision for credit losses of $0.65 million for the quarter ended September 30, 2025.
Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025
Loans, end of period	$1,388,878	$1,382,975	$1,358,252	$1,340,325
ACL - Loans	$26,139	$25,899	$22,966	$22,401
ACL - Loans as a percentage of loans, end of period	1.88%	1.87%	1.69%	1.67%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.337 million at September 30, 2026, $0.457 million at June 30, 2026, and $0.493 million at September 30, 2025, classified in other liabilities on the consolidated balance sheets.
Allowance for Credit Losses - Unfunded Commitments
(in thousands)

	September 30, 2026 and Three Months Ended	September 30, 2025 and Three Months Ended	September 30, 2026 and Nine Months Ended	September 30, 2025 and Nine Months Ended
ACL - Unfunded commitments, beginning of period	$457	$627	$490	$334
(Reversals)/additions to ACL - Unfunded commitments via provision for credit losses charged to operations	(120)	(134)	(153)	159
ACL - Unfunded commitments, end of period	$337	$493	$337	$493
Nonperforming assets decreased by $0.2 million to $32.2 million at September 30, 2026, compared to $32.4 million at June 30, 2026. The non-guaranteed portion of the loans originated with partial government guarantees decreased $0.3 million to $0.9 million at September 30, 2026. There are specific reserves of approximately 25% on the non-guaranteed government loans.
Special mention loans decreased $6.2 million to $13.7 million at September 30, 2026, from $19.9 million at June 30, 2026. The decrease was largely due to the transfer of two relationships to substandard.
Substandard loans increased $12.4 million to $47.6 million at September 30, 2026, from June 30, 2026, primarily due to the migration of two loan relationships from special mention and the addition of two other loans. One of the additional loans is a multi-family project experiencing cash flow reductions and the other is an office loan that is currently listed for sale. Established reserve levels for all substandard loans are believed to be adequate.

	(in thousands)
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Special mention loan balances	$13,654	$19,863	$25,894	$24,473	$12,920
Substandard loan balances	47,600	35,216	22,498	21,388	21,310
Criticized loans, end of period	$61,254	$55,079	$48,392	$45,861	$34,230

Deposit Portfolio Composition
(in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Consumer deposits	$880,714	$884,335	$887,998	$889,109	$855,226
Commercial deposits	458,424	442,443	433,923	422,605	423,662
Public deposits	171,087	201,599	217,400	187,777	175,689
Wholesale deposits	26,467	26,040	26,301	24,608	25,977
Total deposits	$1,536,692	$1,554,417	$1,565,622	$1,524,099	$1,480,554
At September 30, 2026, the deposit portfolio composition by percentages changed very modestly from the prior quarter and were 57.3% consumer, 29.9% commercial, 11.1% public, and 1.7% wholesale deposits.
Deposit Composition By Type
(in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Non-interest-bearing demand deposits	$271,690	$274,822	$271,396	$264,394	$262,535
Interest-bearing demand deposits	372,515	384,101	392,684	367,958	360,475
Savings accounts	138,208	145,390	152,487	151,525	157,317
Money market accounts	415,895	408,305	404,991	392,900	354,290
Certificate accounts	338,384	341,799	344,064	347,322	345,937
Total deposits	$1,536,692	$1,554,417	$1,565,622	$1,524,099	$1,480,554
Uninsured and uncollateralized deposits were $277 million, or 18% of total deposits at September 30, 2026, and $313 million, or 20% of total deposits at June 30, 2026. Uninsured deposits alone at September 30, 2026, were $385 million, or 25% of total deposits and $479 million, or 31% of total deposits at June 30, 2026.
Federal Home Loan Bank advances remained at $0 at September 30, 2026, June 30, 2026, and September 30, 2025.

Review of Operations
Net interest income increased by $1.0 million to $14.5 million for the current quarter ended September 30, 2026, from $13.5 million for the prior quarter ended June 30, 2026, and increased from $13.2 million for the quarter ended September 30, 2025. The increase in net interest income from the second quarter of 2026 was primarily due to a 15 basis point increase in net interest margin, primarily due to a 17 basis point increase in loan yields from the prior quarter due to the impact of loans repricing and new loan originations. In addition, the impact of a larger average balance of net interest earning assets increased net interest income by $0.2 million and the impact of one more day in the quarter added $0.1 million.

Net Interest Income and Net Interest Margin Analysis
(in thousands, except yields and rates)

	Three Months Ended
	September 30, 2026		June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$14,491	3.37%	$13,504	3.22%	$13,010	3.18%	$13,065	3.15%	$13,214	3.20%
Less scheduled accretion for PCD loans	(5)	—%	(5)	—%	(4)	—%	(5)	—%	(17)	—%
Less paid loan accretion for PCD loans	—	—%	(26)	(0.01)%	10	—%	—	—%	(133)	(0.03)%
Less scheduled accretion interest	—	—%	—	—%	—	—%	—	—%	(30)	(0.01)%
Without loan purchase accretion	$14,486	3.37%	$13,473	3.21%	$13,016	3.18%	$13,060	3.15%	$13,034	3.16%
The table below shows the impact of loans, securities, and certificates contractual fixed rate maturing and repricing.
Portfolio Contractual Fixed Rate Repricing by Future Quarters:
(in millions, except yields)

	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Maturing or Repricing Loans:
Contractual balance	$87	$63	$66	$47	$70
Contractual interest rate	4.21%	4.52%	4.64%	5.17%	5.39%
Maturing or Repricing Securities:
Contractual balance	$3	$3	$—	$4	$—
Contractual interest rate	3.27%	3.31%	—%	5.92%	—%
Maturing Certificate Accounts:
Contractual balance	$97	$120	$39	$65	$14
Contractual interest rate	3.70%	3.63%	3.62%	3.73%	3.77%
Non-interest income increased by $0.3 million in the third quarter ended September 30, 2026, to $2.9 million from $2.6 million in the prior quarter and decreased $0.1 million from $3.0 million in the third quarter of 2025. The increase in the third quarter of 2026 from the second quarter of 2026 was primarily due to higher gains on equity securities and higher loan servicing income. The decrease in the third quarter of 2026 from the third quarter of 2025 was primarily due to lower gains on the sale of loans, partially offset by higher gains on equity securities.
Non-interest expense increased $0.1 million to $10.6 million from $10.5 million for the previous quarter and decreased $0.4 million from $11.1 million for the third quarter of 2025. The increase in non-interest expense compared to the linked quarter was driven primarily by higher compensation costs, as second quarter incentive accruals reflected a downward adjustment while the third quarter reflected a more normal level. Additionally, a one-time $0.1 million increase in data processing expense was more than offset by the decrease in other expenses, primarily related to a decrease in expenses related to credit quality. Non-interest expense in the third quarter of 2026 decreased $0.4 million from the third quarter of 2025, primarily due to data processing expenses. Amortization of intangible assets will decline, as the remaining intangible will be fully amortized during the fourth quarter.
The effective tax rate was 18.2% for the quarter ended September 30, 2026, compared to 10.9% for the quarter ended June 30, 2026, and 18.8% for the quarter ended September 30, 2025. The increase in the effective tax rate in the third quarter of 2026 from the second quarter of 2026 was due to the tax rate normalizing to historical levels after the extremely low effective tax rate in the second quarter of 2026 primarily due to the impact of lower net income in the second quarter.
Certain items previously reported may be reclassified for consistency with the current presentation. These financial results are preliminary until the Form 10-Q is filed in November 2026.
About the Company
Citizens Community Bancorp, Inc. (Nasdaq: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics; cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which the Company and the Bank operate; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures from others in the financial services industry, including non-depository institutions; disintermediation risk (including the use of emerging financial technologies such as cryptocurrencies); our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our ability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; volatility of our stock price (including possible removal from the Russell 3000® Index and related indexes); accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2026, and the Company’s subsequent filings with the SEC. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2026 (unaudited)	June 30, 2026 (unaudited)	December 31, 2025 (audited)	September 30, 2025 (unaudited)
Assets
Cash and cash equivalents	$95,444	$121,762	$118,853	$82,431
Securities available-for-sale (“AFS”)	130,593	128,435	134,103	137,639
Securities held-to-maturity (“HTM”)	76,065	77,415	80,210	81,526
Equity investments	6,556	6,287	5,840	5,675
Other investments	12,476	12,485	12,506	12,370
Loans receivable	1,388,878	1,382,975	1,340,325	1,323,010
Allowance for credit losses	(26,139)	(25,899)	(22,401)	(22,182)
Loans receivable, net	1,362,739	1,357,076	1,317,924	1,300,828
Loans held for sale	1,559	941	4,954	5,346
Mortgage servicing rights, net	3,506	3,453	3,494	3,532
Office properties and equipment, net	17,338	17,441	16,357	16,244
Accrued interest receivable	6,436	6,180	6,126	6,159
Intangible assets	56	169	395	508
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,090	850	857	911
Bank owned life insurance (“BOLI”)	27,564	27,342	26,908	26,700
Other assets	22,737	22,975	21,730	15,620
TOTAL ASSETS	$1,795,657	$1,814,309	$1,781,755	$1,726,987
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,536,692	$1,554,417	$1,524,099	$1,480,554
Federal Home Loan Bank (“FHLB”) advances	—	—	—	—
Other borrowings	51,925	51,885	51,804	46,762
Other liabilities	16,299	16,659	17,913	12,856
Total liabilities	1,604,916	1,622,961	1,593,816	1,540,172
Stockholders’ Equity:
Common stock— $0.01 par value, authorized 30,000,000; 9,579,231, 9,650,231, 9,617,245, and 9,856,745 shares issued and outstanding, respectively	96	97	96	99
Additional paid-in capital	109,670	110,454	110,315	113,030
Retained earnings	96,464	92,820	89,995	86,913
Accumulated other comprehensive loss	(15,489)	(12,023)	(12,467)	(13,227)
Total stockholders’ equity	190,741	191,348	187,939	186,815
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,795,657	$1,814,309	$1,781,755	$1,726,987

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2026 (unaudited)	June 30, 2026 (unaudited)	September 30, 2025 (unaudited)	September 30, 2026 (unaudited)	September 30, 2025 (unaudited)
Interest and dividend income:
Interest and fees on loans	$20,407	$19,322	$19,759	$58,498	$58,466
Interest on cash and investments	2,793	2,712	2,495	8,252	7,393
Total interest and dividend income	23,200	22,034	22,254	66,750	65,859
Interest expense:
Interest on deposits	7,990	7,819	8,220	23,600	25,104
Interest on FHLB borrowed funds	—	1	1	1	13
Interest on other borrowed funds	719	710	819	2,144	2,623
Total interest expense	8,709	8,530	9,040	25,745	27,740
Net interest income before provision for credit losses	14,491	13,504	13,214	41,005	38,119
Provision for credit losses	125	4,325	650	5,200	1,750
Net interest income after provision for credit losses	14,366	9,179	12,564	35,805	36,369
Non-interest income:
Service charges on deposit accounts	491	460	449	1,411	1,304
Interchange income	555	556	565	1,612	1,647
Loan servicing income	681	593	649	1,935	1,773
Gain on sale of loans	489	442	992	1,952	2,411
Loan fees and service charges	131	129	173	398	530
Net gains (losses) on equity securities	256	160	(66)	357	43
Other	279	267	260	923	743
Total non-interest income	2,882	2,607	3,022	8,588	8,451
Non-interest expense:
Compensation and related benefits	6,189	5,712	6,341	17,967	17,946
Occupancy	1,202	1,240	1,266	3,720	3,749
Data processing	1,381	1,302	1,811	4,100	5,283
Amortization of intangible assets	113	113	113	339	471
Mortgage servicing rights expense, net	121	173	161	455	449
Advertising, marketing and public relations	190	207	201	623	562
FDIC premium assessment	195	200	195	626	584
Professional services	353	514	359	1,472	1,299
Gains on repossessed assets, net	(61)	(12)	(4)	(73)	—
Other	953	1,100	608	2,683	1,921
Total non-interest expense	10,636	10,549	11,051	31,912	32,264
Income before provision for income taxes	6,612	1,237	4,535	12,481	12,556
Provision for income taxes	1,206	135	853	2,218	2,407
Net income attributable to common stockholders	$5,406	$1,102	$3,682	$10,263	$10,149
Per share information:
Basic earnings	$0.56	$0.11	$0.37	$1.07	$1.02
Diluted earnings	$0.56	$0.11	$0.37	$1.06	$1.02
Cash dividends paid	$0.105	$0.105	$—	$0.315	$0.36
Book value per share at end of period	$19.91	$19.83	$18.95	$19.91	$18.95
Tangible book value per share at end of period (non-GAAP)	$16.62	$16.55	$15.71	$16.62	$15.71

Loan Composition
(in thousands)

	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$743,657	$731,028	$683,108	$683,931
Agricultural real estate	72,903	71,382	69,136	64,096
Multi-family real estate	261,803	253,244	245,688	237,191
Construction and land development	57,877	56,090	75,767	74,789
C&I/Agricultural operating:
Commercial and industrial	104,770	117,215	105,907	101,700
Agricultural operating	26,676	29,427	33,375	30,085
Residential mortgage:
Residential mortgage	114,190	117,083	122,025	125,198
Purchased HELOC loans	1,384	1,405	1,739	1,979
Consumer installment:
Originated indirect paper	1,301	1,559	2,224	2,567
Other consumer	7,013	7,267	3,997	4,155
Gross loans	$1,391,574	$1,385,700	$1,342,966	$1,325,691
Unearned net deferred fees and costs and loans in process	(2,614)	(2,638)	(2,528)	(2,563)
Unamortized discount on acquired loans	(82)	(87)	(113)	(118)
Total loans receivable	$1,388,878	$1,382,975	$1,340,325	$1,323,010

Nonperforming Assets
Loan balances at amortized cost
(in thousands, except ratios)

	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
Nonperforming Assets:
Nonaccrual loans
Commercial real estate	$18,403	$18,676	$4,652	$4,592
Agricultural real estate	2,233	2,254	464	220
Multi-family real estate	8,970	8,970	8,970	8,970
Construction and land development	—	—	—	—
Commercial and industrial (“C&I”)	935	1,221	1,282	1,312
Agricultural operating	—	—	—	—
Residential mortgage	416	440	485	520
Consumer installment	—	—	—	—
Total nonaccrual loans	$30,957	$31,561	$15,853	$15,614
Accruing loans past due 90 days or more	158	18	1	137
Total nonperforming loans (“NPLs”) at amortized cost	31,115	31,579	15,854	15,751
Foreclosed and repossessed assets, net	1,090	850	857	911
Total nonperforming assets (“NPAs”)	$32,205	$32,429	$16,711	$16,662
Loans, end of period	$1,388,878	$1,382,975	$1,340,325	$1,323,010
Total assets, end of period	$1,795,657	$1,814,309	$1,781,755	$1,726,987
Ratios:
NPLs to total loans	2.24%	2.28%	1.18%	1.19%
NPAs to total assets	1.79%	1.79%	0.94%	0.96%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended September 30, 2026			Three Months Ended June 30, 2026			Three Months Ended September 30, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$104,272	$978	3.72%	$98,575	$908	3.69%	$62,395	$693	4.41%
Loans receivable	1,385,049	20,407	5.85%	1,363,849	19,322	5.68%	1,342,635	19,759	5.84%
Investment securities	205,178	1,660	3.21%	209,228	1,650	3.16%	220,213	1,738	3.13%
Other investments	12,481	155	4.93%	12,491	154	4.95%	12,373	64	2.05%
Total interest earning assets	$1,706,980	$23,200	5.39%	$1,684,143	$22,034	5.25%	$1,637,616	$22,254	5.39%
Average interest-bearing liabilities:
Savings accounts	$142,927	$242	0.67%	$148,055	$276	0.75%	$158,905	$306	0.76%
Demand deposits	391,498	1,951	1.98%	389,098	1,862	1.92%	376,145	2,061	2.17%
Money market accounts	414,557	2,675	2.56%	401,145	2,534	2.53%	358,956	2,512	2.78%
CD’s	339,514	3,122	3.65%	342,800	3,147	3.68%	339,566	3,341	3.90%
Total deposits	$1,288,496	$7,990	2.46%	$1,281,098	$7,819	2.45%	$1,233,572	$8,220	2.64%
FHLB advances and other borrowings	51,905	719	5.50%	51,920	711	5.49%	54,389	820	5.98%
Total interest-bearing liabilities	$1,340,401	$8,709	2.58%	$1,333,018	$8,530	2.57%	$1,287,961	$9,040	2.78%
Net interest income		$14,491			$13,504			$13,214
Interest rate spread			2.81%			2.68%			2.61%
Net interest margin			3.37%			3.22%			3.20%
Average interest earning assets to average interest-bearing liabilities			1.27			1.26			1.27

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$102,827	$2,847	3.70%	$51,589	$1,710	4.43%
Loans receivable	1,359,323	58,498	5.75%	1,353,030	58,466	5.78%
Investment securities	209,572	4,940	3.15%	223,985	5,282	3.15%
Other investments	12,492	465	4.98%	12,423	401	4.32%
Total interest earning assets	$1,684,214	$66,750	5.30%	$1,641,027	$65,859	5.37%
Average interest-bearing liabilities:
Savings accounts	$147,728	$827	0.75%	$162,222	$1,048	0.86%
Demand deposits	385,918	5,581	1.93%	377,051	6,079	2.16%
Money market accounts	403,295	7,717	2.56%	361,944	7,557	2.79%
CD’s	342,251	9,476	3.70%	342,077	10,420	4.07%
Total deposits	$1,279,192	$23,601	2.47%	$1,243,294	$25,104	2.70%
FHLB advances and other borrowings	51,883	2,144	5.52%	60,231	2,636	5.85%
Total interest-bearing liabilities	$1,331,075	$25,745	2.59%	$1,303,525	$27,740	2.85%
Net interest income		$41,005			$38,119
Interest rate spread			2.71%			2.52%
Net interest margin			3.26%			3.11%
Average interest earning assets to average interest bearing liabilities			1.27			1.26

Wholesale Deposits
(in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Brokered money market accounts	5,263	5,229	5,495	5,168	5,131
Third party originated reciprocal deposits	21,204	20,811	20,806	19,440	20,846
Total wholesale deposits	$26,467	$26,040	$26,301	$24,608	$25,977

Key Financial Metric Ratios:

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Ratios based on net income:
Return on average assets (annualized)	1.18%	0.25%	0.84%	0.76%	0.78%
Return on average equity (annualized)	11.21%	2.32%	7.90%	7.21%	7.48%
Return on average tangible common equity[1] (annualized)	13.70%	3.03%	9.80%	8.88%	9.43%
Efficiency ratio	61%	65%	67%	64%	68%
Net interest margin with loan purchase accretion	3.37%	3.22%	3.20%	3.26%	3.11%
Net interest margin without loan purchase accretion	3.37%	3.21%	3.16%	3.25%	3.05%
Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP earnings after income taxes	$5,406	$1,102	$3,682	$10,263	$10,149
Average assets	$1,813,413	$1,803,346	$1,735,752	$1,797,463	$1,746,423
Return on average assets (annualized)	1.18%	0.25%	0.84%	0.76%	0.78%

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP earnings after income taxes	$5,406	$1,102	$3,682	$10,263	$10,149
Average equity	$191,289	$190,897	$184,822	$190,405	$181,513
Return on average equity (annualized)	11.21%	2.32%	7.90%	7.21%	7.48%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Total stockholders’ equity	$190,741	$191,348	$186,815	$190,741	$186,815
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(56)	(169)	(508)	(56)	(508)
Tangible common equity (non-GAAP)	$159,187	$159,681	$154,809	$159,187	$154,809
Average tangible common equity (non-GAAP)	$159,174	$159,174	$152,759	$158,682	$149,292
GAAP earnings after income taxes	5,406	1,102	3,682	10,263	10,149
Amortization of intangible assets, net of tax	92	101	92	279	381
Tangible net income	$5,498	$1,203	$3,774	$10,542	$10,530
Return on average tangible common equity (annualized)	13.70%	3.03%	9.80%	8.88%	9.43%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Non-interest expense (GAAP)	$10,636	$10,549	$11,051	$31,912	$32,264
Less amortization of intangibles	(113)	(113)	(113)	(339)	(471)
Efficiency ratio numerator (GAAP)	$10,523	$10,436	$10,938	$31,573	$31,793

Non-interest income	$2,882	$2,607	$3,022	$8,588	$8,451
Add back net losses on debt and equity securities	—	—	(66)	—	—
Subtract net gains on debt and equity securities	256	160	—	357	43
Net interest income	14,491	13,504	13,214	41,005	38,119
Efficiency ratio denominator (GAAP)	$17,117	$15,951	$16,302	$49,236	$46,527
Efficiency ratio (GAAP)	61%	65%	67%	64%	68%

Pre-Provision Net Revenue (PPNR)
(in thousands, except yields and rates)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Pre-tax income	$6,612	$1,237	$4,632	$4,885	$4,535	$4,047	$3,974
Add back provision for credit losses	125	4,325	750	200	650	1,350	—
Subtract provision reversal for credit losses	—	—	—	—	—	—	(250)
Pre-provision net revenue	$6,737	$5,562	$5,382	$5,085	$5,185	$5,397	3,724

Reconciliation of Tangible Book Value Per Share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total stockholders’ equity	$190,741	$191,348	$190,874	$187,939	$186,815
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(56)	(169)	(282)	(395)	(508)
Tangible common equity (non-GAAP)	$159,187	$159,681	$159,094	$156,046	$154,809
Ending common shares outstanding	9,579,231	9,650,231	9,628,612	9,617,245	9,856,745
Book value per share	$19.91	$19.83	$19.82	$19.54	$18.95
Tangible book value per share (non-GAAP)	$16.62	$16.55	$16.52	$16.23	$15.71

Reconciliation of Tangible Common Equity as a Percent of Tangible Assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total stockholders’ equity	$190,741	$191,348	$190,874	$187,939	$186,815
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(56)	(169)	(282)	(395)	(508)
Tangible common equity (non-GAAP)	$159,187	$159,681	$159,094	$156,046	$154,809
Total assets	1,795,657	1,814,309	$1,822,974	$1,781,755	$1,726,987
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(56)	(169)	(282)	(395)	(508)
Tangible assets (non-GAAP)	$1,764,103	$1,782,642	$1,791,194	$1,749,862	$1,694,981
Total stockholders’ equity to total assets ratio	10.62%	10.55%	10.47%	10.55%	10.82%
Tangible common equity as a percent of tangible assets (non-GAAP)	9.02%	8.96%	8.88%	8.92%	9.13%

1Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhance investors’ ability to understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial tables “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity (non-GAAP)”.